                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-43497



                             PROSPECTUS SUPPLEMENT
                               DATED MAY 8, 1998
                   TO THE PROSPECTUS DATED FEBRUARY 25, 1998

                               WORLD ACCESS, INC.

     World Access, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated February 25, 1998 relating to (i) the Company's $115,000,000 aggregate principal amount of Convertible Subordinated Notes due 2002 (the "Notes") issued in private placements on October 1, 1997 and October 28, 1997 and the shares of common stock, $.01 par value, of the Company (the "Common Stock") that are issuable upon conversion of thereof (the "Conversion Shares"), and
(ii) 2,545,642 shares of Common Stock.

     The table relating to the Notes and the Conversion Shares set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                              Principal
                                                Amount
                                                  of              Percent of
                                                Notes          Total Outstanding
                                                Owned               Notes
                                            -----------        -----------------
Name
----
Highbridge Capital Corporation ......       $ 1,000,000                 *

Tribeca Investments L.L.C. ..........         2,000,000               1.7%

Tucker Anthony Inc. .................           100,000                 *

*Less than 1%